UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 13, 2007

REDPOINT BIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

 (Address of Principal Executive Offices)

(609) 637-9700
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On December 13, 2007, Redpoint Bio Corporation, a Delaware corporation (“Redpoint”), entered into a research agreement (the “Research Agreement”) with The Coca-Cola Company, a Delaware corporation (“Coca-Cola”), for the development of certain technology for use in non-alcoholic beverages (the “Field”).  A copy of the press release issued by Redpoint relating to the Research Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

                Under the Research Agreement, Redpoint shall work exclusively with Coca-Cola to develop certain technology for use in the Field pursuant to the research plan and the development plan.  The collaboration will be managed by a joint steering committee established by the parties, consisting of two members from each of Redpoint and Coca-Cola.

                In consideration of Redpoint’s agreement to conduct research for the development of certain technology and grant exclusive licenses and other rights to Coca-Cola pursuant to the terms and conditions of the Research Agreement, Coca-Cola agrees to pay Redpoint $900,000 per year. Coca-Cola has agreed to pay an advance non-refundable payment in the amount of $450,000, which shall be applied to the aforementioned costs for the initial six (6) months after the Effective Date (as defined in the Research Agreement).  Coca-Cola will also reimburse Redpoint for certain related CRO costs incurred by Redpoint.  In addition, Coca-Cola also agrees to pay Redpoint a milestone payment of $200,000 upon the achievement of specified development events set forth in the Research Agreement.  The initial term of the Agreement is for 12 months, subject to extension upon mutual agreement of the parties.  The Agreement may be terminated early by the parties upon their mutual agreement or by Coca-Cola in its individual discretion after the initial six month period.  For the initial six month period, Redpoint has granted Coca-Cola an exclusive right to negotiate to extend and expand the collaboration into a broader, multi-year research, development and commercialization program.

Under the terms of the Research Agreement, Redpoint will own all Developed Intellectual Property (as defined in the Research Agreement).  Redpoint will grant Coca-Cola a co-exclusive (with Redpoint), royalty-free, world-wide license under the Developed and Enabling Intellectual Property (as defined in the Research Agreement) to conduct internal research in the Field during the term of the Research Agreement.

                The foregoing summary of the Research Agreement does not purport to be complete and is qualified in its entirety by reference to the Research Agreement, which Redpoint intends to file as an exhibit to Redpoint’s annual report on Form 10-K for the fiscal year ending December 31, 2007, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: December 14, 2007
	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer
and Secretary